UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NAVIOS MARITIME ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

85 Akti Miaouli Street
Piraeus, Greece 185 38
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant	New York Stock Exchange LLC

Common Stock, par value $.0001 per share	New York Stock Exchange LLC

Warrants, exercisable for one share of Common Stock at an exercise price of $7.00 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-151707

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Navios Maritime Acquisition Corporation (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s registration statement on Form F-1 (File No. 333-151707), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NAVIOS MARITIME ACQUISITION CORPORATION
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou
Title: Chief Executive Officer

Date: June 18, 2008